ARGUSS HOLDINGS, INC.
                                   EXHIBIT 11
              STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

                                        For the Years Ended December 31

                                                     1998
                                                     ----
                                     Earnings                       Net
                                     per Share       Shares        Income
                                     ---------       ------        ------

     Basic                            $   .28      10,575,000    $2,995,000
     Effect of stock options
      and warrants                       (.01)        581,000
     Effect of estimated
       additional shares to be
       issued for SC purchase            (.01)        381,000          --
                                      -------      ----------    ----------
     Diluted                          $   .26      11,537,000    $2,995,000
                                      =======      ==========    ==========

                                                     1997
                                                     ----
                                     Earnings                       Net
                                     per Share       Shares        Income
                                     ---------       ------        ------

     Basic                            $   .24       7,674,000    $1,805,000
     Effect of stock options
      and warrants                       (.02)        387,000          --
                                      -------      ----------    ----------
     Diluted                          $   .22       8,061,000    $1,805,000
                                      =======      ==========    ==========


                                                     1996
                                                     ----
                                     Earnings                       Net
                                     per Share       Shares        Income
                                     ---------       ------        ------

     Basic                            $   .04       2,033,000    $   88,000
     Effect of stock options
      and warrants                       --            49,000          --
                                      -------      ----------    ----------
     Diluted                          $   .04       2,082,000    $   88,000
                                      =======      ==========    ==========